UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2008

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 9, 2008, Live Nation Worldwide, Inc. ("LNWW"), a controlled subsidiary of Live Nation, Inc. ("Live Nation"), sold all of the issued and outstanding capital stock of Live Nation Motor Sports, Inc. (the "Motor Sports Division") to Feld Acquisition Corp. ("Acquisition Sub"), a wholly-owned subsidiary of Feld Entertainment, Inc. ("Feld"), pursuant to a Stock Purchase Agreement, dated September 9, 2008 (the "Stock Purchase Agreement"), by and among LNWW, the Motor Sports Division, Feld and Acquisition Sub. Pursuant to the Stock Purchase Agreement, LNWW received approximately $175.0 million in cash, subject to certain net working capital and other post-closing adjustments set forth in the Stock Purchase Agreement, in addition to a performance based earn out of up to $30.0 million, the amount of which to be paid to LNWW (if any) will be determined based on the Motor Sports Division’s performance, over a five year period commencing with calendar year 2009. In addition, the Stock Purchase Agreement imposes certain indemnification, non-competition and other customary post-closing obligations on LNWW, in each case, as more fully set forth therein. After estimated fees, expenses and other adjustments, Live Nation received approximately $167.7 million of net proceeds, excluding the earn out. Live Nation will use the net proceeds from the sale of the Motor Sports Division to repay borrowings under its revolving credit facility, to reduce a portion of its term loan and to invest in its core music business. The unaudited pro forma consolidated financial statements filed as Exhibit 99.1 to this Current Report on Form 8-K give effect to this transaction.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet of Live Nation, Inc. as of June 30, 2008 and the unaudited pro forma consolidated statements of operations of Live Nation, Inc. for the year ended December 31, 2007 and the six months ended June 30, 2008 are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

September 15, 2008	By:	Kathy Willard

Name: Kathy Willard
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Unaudited pro forma consolidated balance sheet as of June 30, 2008 and unaudited pro forma consolidated statements of operations for the year ended December 31, 2007 and the six months ended June 30, 2008.